Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, George R. Aylward, President of Virtus Global Dividend & Income Fund Inc. (fka, The Zweig Total Return Fund, Inc.) (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant containing the financial statements (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/10/2017	/s/ George R. Aylward
George R. Aylward, President
(principal executive officer)

I, W. Patrick Bradley, Executive Vice President, Chief Financial Officer, and Treasurer of Virtus Global Dividend & Income Fund Inc. (fka, The Zweig Total Return Fund, Inc.) (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant containing the financial statements (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/10/2017	/s/ W. Patrick Bradley
W. Patrick Bradley, Executive Vice President, Chief Financial Officer, and Treasurer
(principal financial officer)